Exhibit 10.3A

FIRST AMENDMENT TO THE

FIRST LANDMARK BANK

2007 STOCK OPTION PLAN

THIS FIRST AMENDMENT is made as of July 1, 2015, by Landmark Bancshares, Inc. (the “Company”), as successor to First Landmark Bank (“First Landmark”).

WHEREAS, pursuant to that certain Agreement and Plan of Share Exchange (the “Share Exchange Agreement”) between the First Landmark and the Company by which all shares of issued and outstanding shares of First Landmark’s common stock were exchanged for shares of the Company’s common stock (the “Share Exchange”) and by which First Landmark is now wholly-owned by a bank holding company (the “Reorganization”), the Company has assumed sponsorship of the First Landmark Bank 2007 Stock Option Plan (the “Plan”).

WHEREAS, in connection with the Reorganization and Share Exchange, the Company wishes to amend the Plan to reflect the change in Plan sponsorship, to reflect that shares of common stock of the Company have been substituted for shares of common stock of First Landmark, and to make other conforming changes to the Plan resulting from the consequences of the Reorganization and Share Exchange.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of the effective time of the Reorganization (as that term is defined in the Share Exchange Agreement), as follows:

1.      By deleting the phrase “First Landmark Bank 2007 Stock Option Plan” each time it appears in the Plan and substituting therefor the phrase “Landmark Bancshares, Inc. 2007 Stock Option Plan.”

2.      Except for Sections 1.a., 2, 5, 6, and 9, by deleting the capitalized word “Bank” each place it appears in the Plan and substituting therefor the word “Company.”

3.      By adding the following new Section 1.d-1:

“d-1.     ‘Company’ means Landmark Bancshares, Inc.”

4.      By deleting Section 1.k. in its entirety and by substituting therefor the following:

“k.     ‘Plan’ - Landmark Bancshares, Inc. 2007 Stock Option Plan.”

5.      By deleting Section 3 in its entirety and by substituting therefor the following:

“3.     SHARES SUBJECT TO PLAN

Subject to adjustments pursuant to the provisions of Section 14, there shall be authorized and reserved for issuance upon the exercise of Options to be granted under the Plan, Two Hundred Thousand (200,000) shares of Common Stock, such number being reduced, however, by the number of shares of the common stock of First Landmark Bank issued, if any, pursuant to Options prior to the adoption of the Plan by the Company effective July 1, 2015. If an Option expires or terminates for any reason without being exercised in full, the unpurchased shares subject to such Option shall again be available for purposes of the Plan.”

6.      By deleting Section 16 in its entirety and by substituting therefor the following:

“16.    EFFECTIVE DATE

The Plan originally became effective on May 23, 2008. The assumption of the Plan by the Company, its substitution as the granting corporation under the Plan and the substitution of Company common stock as the securities issuable under the Plan was approved by the shareholders of the Bank in connection with their approval of the Agreement and Plan of Share Exchange between the Company and the Bank. Such approval by shareholders occurred on May 20, 2015. Therefore, Options may continue to be granted under the Plan until May 19, 2025, subject to any earlier termination of the Plan pursuant to Section 15.”

7.      By deleting Section 17 in its entirety and by substituting therefor the following:

“17.    REGULATIONS

All Options shall provide that the primary federal regulator of the Company may require a Plan participant to exercise their stock rights in whole or in part if (a) the capital of the Company or any bank subsidiary falls below minimum requirements or (b) the existence of outstanding stock rights impairs the ability of the Company to raise capital and shall further provide that, if the participant fails to so exercise any such portion of the stock rights, that portion of the stock rights shall be forfeited. The Plan and all Options granted pursuant to it are subject to all laws, approvals, requirements and regulations of any governmental authority which may be applicable thereto and, notwithstanding any provisions of the Plan or Option Agreement, the holder of an Option shall not be entitled to exercise his or her Option nor shall the Company be obligated to issue any shares to the holder if such exercise or issuance shall constitute a violation by the holder or the Company of any provision of any such approval requirements, law or regulations.”

Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

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IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the date first above written.

LANDMARK BANCSHARES, INC. By: /s/ R. Stanley Kryder Title: Chief Executive Officer